Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 28, 2013 (except for Note 21, as to which the date is July 17, 2013), with respect to the consolidated financial statements included in the Current Report on Form 8-K filed by Gulfport Energy Corporation (“Gulfport”) on July 17, 2013 containing reissued financial statements as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, which are incorporated by reference in this Registration Statement. We have also issued our report dated February 28, 2013 with respect to internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2012 of Gulfport, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

Oklahoma City, Oklahoma

November 6, 2013